UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2010

Bay National Corporation
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51765	52-2176710
(State of Incorporation) Identification No.)	(Commission File Number)	(I.R.S. Employer

2328 West Joppa Road
Lutherville, Maryland
(Address of Principal Executive Offices)		21093
		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 410-494-2580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

At Bay National Corporation’s (the “Company”) Annual Meeting of Stockholders held on May 25, 2010, the stockholders considered and approved the following proposals:

(i) Election of Directors.  The following directors were elected to serve a three-year term expiring upon the date of the Company’s 2013 Annual Meeting or until their respective successors are duly elected and qualified, as follows:

Votes Cast
	For	Withheld	Total
Charles L. Maskell Jr., CPA	1,052,089	15,116	1,067,205
Edwin A. Rommel III, CPA	1,051,109	16,096	1,067,205
Henry H. Stansbury	1,054,832	12,373	1,067,205
Eugene M. Waldron, Jr.	1,052,077	15,128	1,067,205

Names of other directors continuing in office after the meeting:

Harold C. Green
James P. O’Conor
Carl A.J. Wright
Hugh W. Mohler
R. Michael Gill
Donald G. McClure, Jr.
Robert L. Moore, CPA
H. Victor Rieger, Jr.

(ii)  Ratification of Auditors.  The selection of Stegman & Company to serve as independent registered public accountants to audit the Company’s financial statements for the 2010 fiscal year was ratified by the following vote:

Votes Cast
For	Against	Abstain	Total
1,670,868	5,843	2,758	1,679,469

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                BAY NATIONAL CORPORATION

Date: June 1, 2010	By:	/s/ Hugh W. Mohler
Hugh W. Mohler President and Chief Executive Officer